UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5670 W. Chandler Blvd.

Suite 100

Chandler, Arizona 85226

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2020, the Board of Directors (the “Board”) of Everspin Technologies, Inc. (the “Company”) appointed Darin Billerbeck to serve as Executive Chairman of the Board, effective immediately. Mr. Billerbeck has served as a member of the Board since August 2018 and as non-executive Chairman of the Board since March 2019. Additionally, on December 14, 2020, Kevin Conley notified the Board of his decision to resign as President and Chief Executive Officer of the Company, effective January 30, 2021. In accordance with the terms of Mr. Conley’s employment agreement with the Company, Mr. Conley will concurrently resign as a member of the Board, effective January 30, 2021. In connection with Mr. Conley’s resignation, the Board appointed Mr. Billerbeck to serve as Interim Chief Executive Officer of the Company, effective January 30, 2021.

As of the date of this Current Report on Form 8-K, no new compensatory arrangements have been entered into with Mr. Billerbeck in connection with his appointment as Executive Chairman and Interim Chief Executive Officer. Biographical and other information about Mr. Billerbeck is included in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 13, 2020. In connection with his appointment, Mr. Billerbeck has resigned from the compensation committee and the nominating and corporate governance committee of the Board.

There are no arrangements or understandings between Mr. Billerbeck and any other person pursuant to which he was appointed to serve as Executive Chairman or Interim Chief Executive Officer of the Company. There are also no family relationships between Mr. Billerbeck and any director or executive officer of the Company, and Mr. Billerbeck does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On December 15, 2020, the Company issued a press release announcing the leadership changes discussed above under Item 5.02, as well as updated revenue guidance for the fourth quarter of 2020. A copy of the press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1, is hereby furnished pursuant to this Item 7.01. The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated December 15, 2020

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.
Dated: December 15, 2020

	By:	/s/ Daniel Berenbaum
Daniel Berenbaum
Chief Financial Officer